Exhibit 99.1

For immediate release

The Bank of New York Company, Inc. and Mellon Financial Corporation Complete Merger

Creates Global Leader in Asset Management and Securities Servicing

A Financial Services Growth Company

NEW YORK, July 2, 2007 – The Bank of New York Company, Inc. (NYSE: BK) and Mellon Financial Corporation (NYSE: MEL) announced today they have completed their merger to form The Bank of New York Mellon Corporation, creating the global leader in asset management and securities servicing. The new company trades on the New York Stock Exchange under the symbol “BK.”

The company ranks as one of the largest global asset managers with more than $1 trillion in assets under management and is the world’s leading asset servicer with more than $18 trillion in assets under custody or administration.

“Today we are establishing a global financial services growth company without peer,” said Robert P. Kelly, chief executive officer of the company. “We have leadership positions across a range of high-growth businesses, unmatched product breadth, and the ability to accelerate our global expansion through strategic investments. With exceptional service and performance as the hallmarks of the new company, we will foster a culture that rewards winning through relentless client focus, teamwork and execution.”

In addition to asset management and securities servicing, the company is the leading provider of corporate trust, depositary receipts, clearing and shareowner services. It ranks as a top 10 U.S. wealth manager with more than $160 billion in client assets and is a leading U.S. cash management and global payments provider. The company has a balanced business mix, with diversified revenues and earnings across all regions of the world and a presence in the fastest-growing segments of asset management and securities servicing.

“The Bank of New York Mellon is positioned to provide superior service and value to our clients and deliver faster growth to our shareholders,” said Thomas A. Renyi, executive chairman of the company. “We have closed the merger on target and are now ready to execute a disciplined, thoughtful integration of our capabilities to meet the current and future demands of our clients.”

The Bank of New York and Mellon Financial announced plans to merge in December 2006, and shareholders of each company overwhelmingly approved the transaction in May. The company has annual revenues of approximately $13 billion and pro-forma market capitalization approximately $50 billion. The company is headquartered in New York and has 40,000 employees around the world.

The Bank of New York Mellon Corporation is a global financial services company focused on helping clients move and manage their financial assets, operating in 37 countries and serving more than 100 markets. The company is a leading provider of financial services for institutions, corporations and high-net-worth individuals, providing superior asset and wealth management, asset servicing, issuer services, and treasury services through a worldwide client-focused team. It has more than $18 trillion in assets under custody and administration, $1 trillion in assets under management and $11 trillion in assets under trusteeship. Additional information is available at www.bnymellon.com.

The information presented in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which may be expressed in a variety of ways, including the use of future or present tense language, relate to, among other things, statements with respect to the merger of The Bank of New York and Mellon Financial, including expectations with respect to the merged companies, integration and operations after the merger, future growth and delivery of faster growth to shareholders. These statements are based upon current beliefs and expectations and are subject to significant risks and uncertainties. The following risks, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of The Bank of New York and Mellon Financial may not be integrated successfully or the integration may be more difficult, time-consuming or costly than expected; (2) the combined company may not realize, to the extent or at the time we expect, revenue synergies and cost savings from the transaction; (3) revenues following the transaction may be lower than expected as a result of losses of customers or other reasons; and (4) deposit attrition, operating costs, customer loss and business disruption following the transaction, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected. Additional factors that could cause the Company’s results to differ materially from those described in the forward-looking statements can be found in the Company’s filings with the Securities and Exchange Commission and The Bank of New York Company, Inc.’s and Mellon Financial’s historical reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission. All forward-looking statements in this press release speak only as of the date on which such statements are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.